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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement of Quintiles Transnational Corp. ("Quintiles") on Form S-3 (File No. 333-19009) of our report dated May 15, 1996, on our audits of the consolidated financial statements of BRI International, Inc. as of November 30, 1995 and 1994, and for the years then ended, which report is included in Quintiles' Registration Statement on Form S-4 (File No. 333-12573). We also consent to the reference to our firm under the caption "Experts."




                                             /s/ Coopers & Lybrand L.L.P.

                                                 Coopers & Lybrand L.L.P.

Rockville, Maryland
February 17, 1997